Exhibit 99.1
Synaptics Incorporated Announces Proposed Convertible Senior Notes Offering

SAN JOSE, Calif., November 13, 2024—Synaptics® Incorporated (Nasdaq: SYNA) today announced its intention to offer, subject to market and other conditions, $400.0 million aggregate principal amount of convertible senior notes due 2031 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Synaptics also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $50.0 million aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Synaptics, will accrue interest payable semi-annually in arrears and will mature on December 1, 2031, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. Synaptics will settle conversions in cash and, if applicable, shares of its common stock.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Synaptics’ option at any time, and from time to time, on or after December 6, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Synaptics’ common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Synaptics to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

Synaptics intends to use a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below. Synaptics expects to use up to $100.0 million of the net proceeds from the offering to repurchase shares of its common stock concurrently with the pricing of the offering in privately negotiated transactions effected with or through one of the initial purchasers of the notes or its affiliate. Synaptics intends to use the remainder of the net proceeds, together with cash on hand, to repay the outstanding balance under its term loan facility. If the initial purchasers exercise their option to purchase additional notes, then Synaptics intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below. The concurrent repurchases of shares of Synaptics’ common stock described above may result in Synaptics’ common stock trading at prices that are higher than would be the case in the absence of these repurchases, which may result in a higher initial conversion price for the notes Synaptics is offering.

In connection with the pricing of the notes, Synaptics expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or one or more other financial institutions (the “option counterparties”). The capped call transactions are expected to cover, subject to anti-dilution adjustments, the number of shares of Synaptics’ common stock that will initially underlie the notes. If the initial purchasers exercise their option to purchase additional notes, then Synaptics expects to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce the potential dilution to Synaptics’ common stock upon any conversion of the notes and/or offset any potential cash payments Synaptics is required to make in excess of the principal amount of converted notes, as the case may be, with such offset and/or reduction subject to a cap price. If, however, the market price per share of Synaptics’ common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

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Synaptics has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Synaptics’ common stock and/or purchase shares of Synaptics’ common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Synaptics’ common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Synaptics’ common stock and/or purchasing or selling Synaptics’ common stock or other securities of Synaptics in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) on each exercise date for the capped call transactions, which are expected to occur on each trading day during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the notes and (y) following any early conversion of the notes, any repurchase of the notes by Synaptics on any fundamental change repurchase date, any redemption date or any other date on which the notes are repurchased by Synaptics, in each case if Synaptics exercises the relevant election to terminate the corresponding portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Synaptics’ common stock or the notes, which could affect the ability of noteholders to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Synaptics

Synaptics (Nasdaq: SYNA) is leading the charge in AI at the Edge, bringing AI closer to end users and transforming how we engage with intelligent connected devices, whether at home, at work, or on the move. As the go-to partner for the world’s most forward-thinking product innovators, Synaptics powers the future with its cutting-edge Synaptics Astra™ AI-Native embedded compute, Veros™ wireless connectivity, and multimodal sensing solutions. We’re making the digital experience smarter, faster, more intuitive, secure, and seamless. From touch, display, and biometrics to AI-driven wireless connectivity, video, vision, audio, speech, and security processing, Synaptics is the force behind the next generation of technology enhancing how we live, work, and play.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the capped call and repurchase transactions described above. Forward-looking statements represent Synaptics’ current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Synaptics’ common stock, whether the offering will be consummated, whether the capped call transactions will become effective and other risks relating to Synaptics’ business, including those described in periodic reports that Synaptics files from time to time with the SEC. Synaptics may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Synaptics does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

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Investor Relations Contact

Munjal Shah
Head of Investor Relations
+1 408-518-7639
munjal.shah@synaptics.com

Media Contact

Patrick Mannion
Director of External PR and Technical Communications
+1 631-678-1015
patrick.mannion@synaptics.com

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